FOURTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
This fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Listed Funds Trust (“Trust”) and Foreside Fund Services, LLC (together with Trust, the “Parties”) is effective as of October 19, 2022.
WHEREAS, the Parties desire to amend Exhibit A to the Agreement to reflect an updated funds list; and
WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of six funds: “Horizon Kinetics AAA-AA Floating Rate Debt CLO ETF”; “Horizon Kinetics Medical ETF”; “Horizon Kinetics SPAC Active ETF”; “Horizon Kinetics Energy Remediation ETF”; “TrueShares Eagle Global Renewable Energy Income ETF”; “Roundhill Ether Strategy ETF”.
The attached Exhibit A also reflects the removal of one fund effective as of 8/18/2022: “Morgan Creek-Exos SPAC Originated ETF.”
The attached Exhibit A also reflects the removal of two funds that did not go effective and are no longer planned for launch: “Roundhill Digital Payments ETF” and “Roundhill Ecommerce ETF.”
The attached Exhibit A also reflects the following fund name change prior to launch date: “RiverNorth SPAC Focus ETF” to “RiverNorth Enhanced Pre-Merger SPAC ETF.”
The attached Exhibit A also reflects the following fund name change effective as of 9/26/2022: “Roundhill BITKRAFT Esports & Digital Entertainment ETF” to “Roundhill Video Games ETF.”
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory C. Bakken	By:	/s/ Teresa Cowan
	Gregory C. Bakken, President		Teresa Cowan, President

EXHIBIT A

As of October 19, 2022

Roundhill Video Games ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Changebridge Capital Long Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Swan Hedged Equity US Large Cap ETF
TrueShares Low Volatility Equity Income ETF
TrueShares NASDAQ 100 Structured Outcome January ETF
TrueShares NASDAQ 100 Structured Outcome April ETF
TrueShares NASDAQ 100 Structured Outcome July ETF
TrueShares NASDAQ 100 Structured Outcome October ETF
TrueShares Russell 2000 Structured Outcome January ETF
TrueShares Russell 2000 Structured Outcome April ETF
TrueShares Russell 2000 Structured Outcome July ETF

TrueShares Russell 2000 Structured Outcome October ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Spear Alpha ETF
Roundhill IO Digital Infrastructure ETF
Roundhill Cannabis ETF
Roundhill MEME ETF
Alpha Intelligent – Large Cap Growth ETF
Alpha Intelligent – Large Cap Value ETF
Alpha Intelligent – Mid Cap Growth ETF
Alpha Intelligent – Mid Cap Value ETF
Alpha Intelligent – Small Cap Growth ETF
Alpha Intelligent – Small Cap Value ETF
B.A.D. ETF
Grizzle Growth ETF
RiverNorth Patriot ETF
Morgan Creek-Exos Active SPAC Arbitrage ETF
Preferred-Plus ETF
Dividend Performers ETF
STF Tactical Growth & Income ETF
STF Tactical Growth ETF
Merk Stagflation ETF
Teucrium Agricultural Strategy No K-1 ETF
RiverNorth Enhanced Pre-Merger SPAC ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics AAA-AA Floating Rate Debt CLO ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy Remediation ETF
TrueShares Eagle Global Renewable Energy Income ETF
Roundhill Ether Strategy ETF